Exhibit 99.1
HCSG Reports Q2 2024 Results
Raises Second Half 2024 Revenue Estimates,
Reaffirms Full-Year 2024 Cash Flow Forecast

•Revenue of $426.3 million, in line with expectations.
•Net income and diluted EPS of ($1.8) million and ($0.02); includes $0.22 impact of client restructuring charges.
•Reported and adjusted cash flow from operations of $16.3 million and ($2.4) million.
•Raises Q3 and Q4 revenue estimates to $425.0 to $435.0 million and $430.0 to $440.0 million.
•Reaffirms 2024 adjusted cash flow range of $40.0 to $55.0 million.

BENSALEM, PA--(BUSINESS WIRE)-- Healthcare Services Group, Inc. (NASDAQ:HCSG) today reported results for the three months ended June 30, 2024.

Ted Wahl, Chief Executive Officer, stated, "Our field-based team delivered strong service execution leading to another successful quarter of managing cost of services, excluding CECL, within our targeted range. Additionally, we achieved over 96% cash collections during the quarter, which, while short of our target, showed improvement compared to last quarter and the same period last year, and importantly, keeps us on track to meet our 2024 cash flow objectives.”

Mr. Wahl continued, “Our second quarter results also include the impact of the previously announced LaVie Care Centers’ Chapter 11 filing. The recent restructuring activity we’ve seen, including LaVie’s, is the result of conditions and events that occurred over the course of the past few years, as opposed to a reflection of the sector’s ‘current state.’ And while this restructuring impacts our second quarter results, longer term, it only further strengthens the financial health of our customer base.”

Mr. Wahl concluded, “As we head into the second half of the year, our three strategic priorities remain unchanged. First is continuing to manage cost of services within our 86% targeted range, building on the operational momentum achieved in the second quarter. Second is driving growth. We’re raising our Q3 and Q4 revenue estimates to $425.0 to $435.0 million and $430.0 to $440.0 million, respectively, to reflect our second half of year topline expectations. Third is collecting what we bill. We expect cash collections to continue to gain strength over the next six months and further still into 2025, and reaffirm our 2024 adjusted cash flow forecast of $40.0 to $55.0 million. Our strong business fundamentals and strategic priorities position us to boost profitability, growth, and cash flow in the second half of the year, and we remain confident in our ability to deliver meaningful, long-term shareholder value.”

Exhibit 99.1

Second Quarter Analytics(1)
(dollar amounts in millions)

	$	%
Revenue	$ 426.3	100.0%

Cost of Services	$ 384.7	90.2%
Bad debt expense - client restructurings	$ 21.9	5.1%
Bad debt expense - aging-related	$ 9.8	2.3%
Self-insurance - actuarial adjustment	($ 5.1)	(1.2%)

Selling, general, and administrative	$ 44.4	10.4%
Deferred Compensation	$ 1.3	0.3%

Other income, net	$ 0.9	0.2%
Deferred Compensation	$ 1.3	0.3%

Cash flows from operations	$ 16.3	3.8%
Payroll accrual	$ 18.2	4.3%

(1)Refer to Supplementary Financial Information for additional detail on comparable periods.

•Revenue was reported at $426.3 million, in line with the Company’s expectations of $420.0 million to $430.0 million.
◦Housekeeping & laundry and dining & nutrition segment revenues and margins were $191.0 million and 8.9% and $235.3 million and 6.3%, respectively.
◦The Company’s Q3 and Q4 expected revenue ranges are $425.0 to $435.0 million and $430.0 to $440.0 million, respectively.
•Cost of services was reported at $384.7 million or 90.3%.
◦Cost of services includes $31.7 million or 7.4% of bad debt expense. $21.9 million or 5.1% related to client restructuring activity and $9.8 million or 2.3% related to other aging-related expenses.
◦Cost of services also included a $5.1 million or 1.2% benefit related to favorable workers’ compensation and general liability loss development trends.
◦The Company’s goal is to continue to manage cost of services in the 86% range.
•SG&A was reported at $44.4 million or 10.4%.
◦SG&A includes a $1.3 million or 0.3% increase in deferred compensation.
◦The Company’s goal continues to be achieving SG&A in the 8.5% to 9.5% range.
•Other income was reported at $0.9 million or 0.2%.
◦Other income includes a $1.3 million or 0.3% increase in deferred compensation.
•Cash flow from operations was reported at $16.3 million.
◦Cash flow from operations includes an $18.7 million increase in the payroll accrual.
◦The Company reaffirmed its 2024 adjusted cash flow from operations range of $40.0 million to $55.0 million.

Balance Sheet and Liquidity

The Company’s primary sources of liquidity are cash and cash equivalents, its revolving credit facility, and cash flow from operating activities. As of the end of the second quarter, the Company had a current ratio of 2.7 to 1, cash and marketable securities of $130.7 million, and a $500.0 million credit facility, which expires in

Exhibit 99.1
November 2027. Additionally, the Company repurchased 263,500 shares, or $3.0 million, of its common stock during the second quarter and has 6.2 million shares remaining under its outstanding share repurchase authorization.

Conference Call and Upcoming Events

The Company will be attending and participating in the Baird 2024 Global Healthcare Conference on September 11, 2024 at the InterContinental Barclay NY.

The Company will host a conference call on Wednesday, July 24, 2024, at 8:30 a.m. Eastern Time to discuss its results for the three months ended June 30, 2024. The call may be accessed via phone at 1 (800) 715-9871, Conference ID: 9951274. The call will be simultaneously webcast under the “Events & Presentations” section of the Investor Relations page on the Company’s website, www.hcsg.com. A replay of the webcast will also be available on the website for one year following the date of the earnings call.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This release and any schedules incorporated by reference into it may contain forward-looking statements within the meaning of federal securities laws, which are not historical facts but rather are based on current expectations, estimates and projections about our business and industry, and our beliefs and assumptions. Words such as “believes,” “anticipates,” “plans,” “expects,” “estimates,” “will,” “goal,” and similar expressions are intended to identify forward-looking statements. The inclusion of forward-looking statements should not be regarded as a representation by us that any of our plans will be achieved. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Such forward-looking information is also subject to various risks and uncertainties. Such risks and uncertainties include, but are not limited to, risks arising from our providing services to the healthcare industry and primarily providers of long-term care; the impact of and future effects of the COVID-19 pandemic or other potential pandemics; having a significant portion of our consolidated revenues contributed by one customer during the six months ended June 30, 2024; credit and collection risks associated with the healthcare industry; the impact of bank failures; our claims experience related to workers’ compensation and general liability insurance (including any litigation claims, enforcement actions, regulatory actions and investigations arising from personal injury and loss of life related to COVID-19); the effects of changes in, or interpretations of laws and regulations governing the healthcare industry, our workforce and services provided, including state and local regulations pertaining to the taxability of our services and other labor-related matters such as minimum wage increases; the Company's expectations with respect to selling, general, and administrative expense; and the risk factors described in Part I of our Form 10-K for the fiscal year ended December 31, 2023 under “Government Regulation of Customers,” “Service Agreements and Collections,” and “Competition” and under Item 1A. “Risk Factors” in such Form 10-K.

These factors, in addition to delays in payments from customers and/or customers in bankruptcy, have resulted in, and could continue to result in, significant additional bad debts in the near future. Additionally, our operating results would be adversely affected by continued inflation particularly if increases in the costs of labor and labor-related costs, materials, supplies and equipment used in performing services (including the impact of potential tariffs and COVID-19) cannot be passed on to our customers.

In addition, we believe that to improve our financial performance we must continue to obtain service agreements with new customers, retain and provide new services to existing customers, achieve modest price increases on current service agreements with existing customers and/or maintain internal cost reduction strategies at our various operational levels. Furthermore, we believe that our ability to sustain the internal development of managerial personnel is an important factor impacting future operating results and the successful execution of our projected growth strategies. There can be no assurance that we will be successful in that regard.

USE OF NON-GAAP FINANCIAL INFORMATION

To supplement HCSG’s consolidated financial information, which are prepared in accordance with generally accepted accounting principles in the United States of America (“GAAP”), the Company believes that certain non-GAAP financial measures are useful in evaluating operating performance and comparing such performance to other companies.

The Company is presenting adjusted cash flows used in operations, earnings before interest, taxes, depreciation and amortization (“EBITDA”), and EBITDA excluding items impacting comparability (“Adjusted EBITDA”). We cannot provide a reconciliation of forward-looking non-GAAP measures to GAAP due to the inherent difficulty in forecasting and quantifying certain amounts that are necessary for such reconciliation. The presentation of non-GAAP financial measures is not meant to be considered in isolation or as a substitute for financial statements prepared in accordance with GAAP.

Company Contacts:

Theodore Wahl	Matthew J. McKee
President and Chief Executive Officer	Chief Communications Officer

215-639-4274
investor-relations@hcsgcorp.com

HEALTHCARE SERVICES GROUP, INC.
CONSOLIDATED STATEMENTS OF INCOME
(Unaudited)
(in thousands, except per share data)

	For the Three Months Ended		For the Six Months Ended
	June 30,		June 30,
	2024	2023	2024	2023
Revenue	$426,288	$418,931	$849,721	$836,161
Operating costs and expenses:
Cost of services	384,742	368,204	743,653	730,583
Selling, general and administrative	44,437	41,429	91,348	81,476
(Loss) income from operations	(2,891)	9,298	14,720	24,102
Other income, net	905	1,636	4,608	2,987
(Loss) income before income taxes	(1,986)	10,934	19,328	27,089

Income tax (benefit) provision	(198)	2,680	5,807	7,164
Net (loss) income	$(1,788)	$8,254	$13,521	$19,925

Basic (loss) earnings per common share	$(0.02)	$0.11	$0.18	$0.27

Diluted (loss) earnings per common share	$(0.02)	$0.11	$0.18	$0.27

Basic weighted average number of common shares outstanding	73,853	74,478	73,889	74,488

Diluted weighted average number of common shares outstanding	73,853	74,567	74,048	74,543

HEALTHCARE SERVICES GROUP, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)
(in thousands)

	June 30, 2024	December 31, 2023
Cash and cash equivalents	$26,430	$54,330
Restricted cash equivalents	3,117	—
Marketable securities, at fair value	79,302	93,131
Restricted marketable securities, at fair value	21,854	—
Accounts and notes receivable, net	398,884	383,509
Other current assets	43,625	40,726
Total current assets	573,212	571,696

Property and equipment, net	29,840	28,774
Notes receivable — long-term, net	20,871	24,832
Goodwill	75,529	75,529
Other intangible assets, net	10,785	12,127
Deferred compensation funding	46,043	40,812
Other assets	43,422	36,882
Total assets	$799,702	$790,652

Accrued insurance claims — current	$21,593	$22,681
Other current liabilities	187,890	194,247
Total current liabilities	209,483	216,928

Accrued insurance claims — long-term	61,209	61,697
Deferred compensation liability — long-term	46,201	41,186
Lease liability — long-term	10,662	11,235
Other long-term liabilities	724	2,990
Stockholders' equity	471,423	456,616
Total liabilities and stockholders' equity	$799,702	$790,652

HEALTHCARE SERVICES GROUP, INC.
SUPPLEMENTARY FINANCIAL INFORMATION
(Unaudited)

	For the Three Months Ended June 30, 2024			For the Three Months Ended June 30, 2023
(Amounts in millions, except for per share and percentages)	Amount	% of Revenue	Fav/(Unfav) impact on EPS(1)	Amount	% of Revenue	Fav/(Unfav) impact on EPS(1)
Cost of Services, as reported	$384,742	90.3%		$368,204	87.9%
Bad debt expense — client restructurings(2)	$21,912	5.1%	$(0.22)	$3,845	0.9%	$(0.04)
Bad debt expense — aging-related(2)	$9,810	2.3%	$(0.10)	$7,418	1.8%	$(0.07)
Self insurance — actuarial adjustment(3)	$(5,146)	(1.2)%	$0.05	$—	—%	$—

Selling, general and administrative, as reported	$44,437	10.4%		$41,429	9.9%
Change in deferred compensation(4)	$1,250	0.3%	$(0.01)	$2,326	0.6%	$(0.02)

Other income, net, as reported	$905	0.2%		$1,636	0.3%
Change in deferred compensation(4)	$1,279	0.3%	$0.01	$2,288	(0.5)%	$0.02

	For the Six Months Ended June 30, 2024			For the Six Months Ended June 30, 2023
(Amounts in millions, except for per share and percentages)	Amount	% of Revenue	Fav/(Unfav) impact on EPS(1)	Amount	% of Revenue	Fav/(Unfav) impact on EPS(1)
Cost of Services, as reported	$743,653	87.5%		$730,583	87.4%
Bad debt expense — client restructurings(2)	$21,912	2.6%	$(0.22)	$8,500	1.0%	$(0.09)
Bad debt expense — aging-related(2)	$14,731	1.7%	$(0.15)	$9,670	1.2%	$(0.09)
Self insurance — actuarial adjustment(3)	$(5,146)	(0.6)%	$0.05	$—	—%	$—

Selling, general and administrative, as reported	$91,348	10.8%		$81,476	9.7%
Change in deferred compensation(4)	$5,350	0.6%	$(0.05)	$3,872	0.5%	$(0.04)

Other income, net, as reported	$4,608	0.6%		$2,987	0.4%
Change in deferred compensation(4)	$5,389	(0.6)%	$0.05	$(3,790)	(0.5)%	$0.04

1.Impact on diluted EPS is tax-effected.
2.Bad debt expense is recognized on a loss pool basis, of which, the Company is highlighting the bad debt expense recognized during the period from its customers in the client restructurings loss pool (i.e. clients who entered bankruptcy, receivership or assignment for the benefit of the creditors) and bad debt expense derived from other loss pools.
3.Actuarial adjustment to self-insurance reflects changes in the accrued insurance claims liability after considering our updated actuarial estimates for projected incurred losses on past claims.
4.The Company offers a Supplemental Executive Retirement Plan (“SERP”) for executives and certain key employees which is also referred to as the Company’s “Deferred Compensation” plan. For SERP participants, the Company has historically retained, and anticipates continuing to retain, 100% of the funds received from SERP participants and holds such assets (the “Deferred Compensation Assets”) in a brokerage account where the investments are managed to mirror the investment elections of SERP participant holdings under such plans (the “Deferred Compensation Liabilities”). The Company’s changes in fair market value of the Deferred Compensation Assets are presented under the “Other income, net” caption on the Company’s Consolidated Statements of Comprehensive Income, however the corresponding and offsetting changes in the fair market value of the Deferred Compensation Liabilities are presented under the “Selling, general and administrative expense” caption.

HEALTHCARE SERVICES GROUP, INC.
RECONCILIATIONS OF NON-GAAP FINANCIAL MEASURES
(Unaudited)

Reconciliation of GAAP net (loss) income to EBITDA and adjusted EBITDA (in thousands)	For the Three Months Ended		For the Six Months Ended
	June 30,		June 30,
	2024	2023(1)	2024	2023(1)
GAAP net (loss) income	$(1,788)	$8,254	$13,521	$19,925
Income tax provision	(198)	2,680	5,807	7,164
Interest, net	184	489	138	591
Depreciation and amortization(2)	3,679	3,595	7,210	7,315
EBITDA	$1,877	$15,018	$26,676	$34,995
Share-based compensation	2,113	2,351	4,597	4,409
(Gain)/loss on deferred compensation, net(3)	(29)	38	(39)	82
Adjusted EBITDA	$3,961	$17,407	$31,234	$39,486
Adjusted EBITDA as a percentage of revenue	0.9%	4.2%	3.7%	4.7%

Reconciliation of GAAP cash flows provided by (used in) operations to adjusted cash flows used in operations (in thousands)	For the Three Months Ended		For the Six Months Ended
	June 30,		June 30,
	2024	2023	2024	2023
GAAP cash flows provided by (used in) operations	$16,319	$7,403	$(9,714)	$(8,887)
Accrued payroll(4)	(18,677)	(18,829)	(1,862)	2,338
Adjusted cash flows used in operations	$(2,358)	$(11,426)	$(11,576)	$(6,549)

1.For the three and six months ended June 30, 2023, the Company's presentation of GAAP Net Income has been revised to reflect the impact of an accounting error related to the Company’s estimate for accrued vacation that was immaterial to the Company’s previously reported consolidated financial statements or unaudited interim condensed consolidated financial statements. The Company's presentation of EBITDA and Adjusted EBITDA have also been revised to reflect the removal of certain reconciling items between reported GAAP figures and non-GAAP figures.
2.Includes right-of-use asset depreciation of $2.0 million and $3.8 million for the three and six months ended June 30, 2024, respectively, and $1.7 million and $2.8 million for the three and six months ended June 30, 2023.
3.The Company offers a Supplemental Executive Retirement Plan (“SERP”) for executives and certain key employees which is also referred to as the Company’s “Deferred Compensation” plan. For SERP participants, the Company has historically retained, and anticipates continuing to retain, 100% of the funds received from SERP participants and holds such assets (the “Deferred Compensation Assets”) in a brokerage account where the investments are managed to mirror the investment elections of SERP participant holdings under such plans (the “Deferred Compensation Liabilities”). The Company’s changes in fair market value of the Deferred Compensation Assets are presented under the “Other income, net” caption on the Company’s Consolidated Statements of Comprehensive Income, however the corresponding and offsetting changes in the fair market value of the Deferred Compensation Liabilities are presented under the “Selling, general and administrative expense” caption.
4.The accrued payroll adjustment reflects changes in accrued payroll for the three and six months ended June 30, 2024 and 2023. The Company processes payroll on set weekly and bi-weekly schedules, and the timing of payments may result in operating cash flow increases or decreases which are not indicative of the Company’s quarterly cash flow performance.